                                                          Exhibit No. EX-99.4(a)

                      AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF  REORGANIZATION  ("Agreement"),  made as of this
7th day of April 2005, by and between  Voyageur  Mutual Funds, a statutory trust created  under the laws of the State of Delaware,  with its  principal  place of business at 2005 Market Street,  Philadelphia,  Pennsylvania 19103, on behalf of its series,  Delaware Tax-Free California Fund ("California Fund"), and Voyageur
Investment Trust, a business trust created under the laws of the Commonwealth of
Massachusetts,  with its principal place of business also at 2005 Market Street,
Philadelphia,  Pennsylvania  19103, on behalf of its series,  Delaware  Tax-Free
California Insured Fund ("California Insured Fund").

                             PLAN OF REORGANIZATION

     The   reorganization   (hereinafter   referred   to   as   the   "Plan   of
Reorganization")  will consist of: (i) the  acquisition by Voyageur Mutual Funds on behalf of California Fund of  substantially  all of the property,  assets and goodwill  of  California  Insured  Fund in  exchange  solely  for (a)  shares of beneficial  interest,  no par value,  of California  Fund - Class A ("California
Fund Class A  Shares"),  (b) shares of  beneficial  interest,  no par value,  of
California  Fund - Class B  ("California  Fund Class B  Shares"),  (c) shares of beneficial  interest,  no par value,  of California  Fund - Class C ("California
Fund Class C  Shares"),  (d) shares of  beneficial  interest,  no par value,  of
California  Fund - Class R  ("California  Fund Class R  Shares"),  (e) shares of beneficial  interest,  no par value, of California  Fund -  Institutional  Class
("California  Fund  Institutional  Class  Shares"),  and (f) the  assumption  by
Voyageur  Mutual Funds on behalf of California Fund of all of the liabilities of
California  Insured Fund;  (ii) the  distribution of (a) California Fund Class A shares  to the  shareholders  of  California  Insured  Fund  -  Class  A  Shares
("California  Insured Fund Class A Shares"),  (b) California Fund Class B Shares
to the  shareholders  of California  Insured Fund - Class B Shares  ("California
Insured  Fund  Class B  Shares"),  (c)  California  Fund  Class C Shares  to the
shareholders of California  Insured Fund - Class C Shares  ("California  Insured
Fund Class C Shares"), (d) California Fund Class R Shares to the shareholders of
California  Insured  Fund - Class R Shares  ("California  Insured  Fund  Class R
Shares"), and (e) California Fund Institutional Class Shares to the shareholders of California  Insured Fund - Institutional  Class Shares  ("California  Insured
Fund Institutional  Class Shares"),  according to their respective  interests in complete  liquidation of California  Insured Fund; and (iii) the  dissolution of
California  Insured Fund as soon as practicable after the closing (as referenced in Section 3, hereof, hereinafter called the "Closing"), all upon and subject to the terms and conditions of this Agreement hereinafter set forth.

                                    AGREEMENT

     In order to consummate the Plan of  Reorganization  and in consideration of the premises and of the  covenants and  agreements  hereinafter  set forth,  and intending to be legally bound, the parties hereto covenant and agree as follows:

     1.   Sale  and  Transfer  of  Assets  and   Liabilities,   Liquidation  and
          Dissolution of California Insured Fund

     (a) Subject to the terms and conditions of this Agreement,  and in reliance on the representations and warranties of Voyageur Mutual Funds herein contained, and in  consideration  of the delivery by Voyageur Mutual Funds of the number of its shares of  beneficial  interest of  California  Fund  hereinafter  provided,
Voyageur  Investment Trust, on behalf of California Insured Fund, agrees that it will sell,  convey,  transfer and deliver to Voyageur Mutual Funds, on behalf of
California  Fund,  at  the  Closing  provided  for  in  Section  3,  all  of the liabilities,  debts,  obligations  and duties of any  nature,  whether  accrued, absolute,  contingent or otherwise  ("Liabilities") and the then existing assets of California  Insured Fund as of the close of business (which hereinafter shall be, unless  otherwise noted, the regular close of business of the New York Stock
Exchange, Inc. ("NYSE")) ("Close of Business") on the valuation date (as defined in Section 3 hereof, hereinafter called the "Valuation Date"), free and clear of all liens, encumbrances,  and claims whatsoever (other than shareholders' rights of redemption and such  restrictions  as might arise under the Securities Act of
1933, as amended (the "1933 Act"), with respect to privately placed or otherwise restricted  securities  that  California  Insured Fund may have  acquired in the ordinary course of business), except for cash, bank deposits, or cash equivalent securities in an estimated amount necessary (1) to pay California Insured Fund's costs and expenses of carrying out this  Agreement  (including,  but not limited to,  fees of counsel  and  accountants,  and  expenses  of its  liquidation  and
dissolution  contemplated   hereunder),   which  costs  and  expenses  shall  be
established on the books of California Insured Fund as liability  reserves,  (2)
to discharge all of California  Insured  Fund's  Liabilities on its books at the
Close of  Business  on the  Valuation  Date  including,  but not limited to, its income dividends and capital gains distributions, if any, payable for any period prior to,  and  through,  the  Close of  Business  on the  Valuation  Date,  and
excluding those  liabilities and obligations  that would otherwise be discharged at a  later  date in the  ordinary  course  of  business,  and  (3) to pay  such contingent  liabilities  as the  trustees  of  Voyageur  Investment  Trust shall reasonably deem to exist against  California  Insured Fund, if any, at the Close of Business on the Valuation  Date, for which  contingent and other  appropriate liability  reserves shall be established on the books of California Insured Fund
(hereinafter "Net Assets").  Voyageur  Investment Trust, on behalf of California
Insured  Fund,  shall also  retain any and all rights  that it may have over and against  any  person  that may have  accrued  up to and  including  the Close of
Business  on  the  Valuation  Date.  Voyageur  Investment  Trust  agrees  to use commercially  reasonable  efforts to identify all of California  Insured  Fund's
Liabilities  prior  to the  Valuation  Date  and to  discharge  all  such  known
Liabilities on or prior to the Valuation Date.

     (b) Subject to the terms and conditions of this Agreement,  and in reliance on the  representations and warranties of Voyageur Investment Trust on behalf of
California  Insured Fund herein  contained,  and in  consideration of such sale, conveyance,  transfer, and delivery, Voyageur Mutual Funds agrees at the Closing to assume  the  Liabilities,  on behalf of  California  Fund,  and to deliver to
Voyageur  Investment Trust on behalf of California  Insured Fund: (i) the number of  California  Fund Class A Shares,  determined by dividing the net asset value per share of California  Insured Fund Class A Shares as of the Close of Business
on the Valuation Date by the net asset value per share of California  Fund Class
A Shares as of Close of Business on the  Valuation  Date,  and  multiplying  the result by the number of  outstanding  shares of California  Insured Fund Class A
Shares  as of Close of  Business  on the  Valuation  Date;  (ii) the  number  of
California  Fund Class B Shares,  determined by dividing the net asset value per share of  California  Insured Fund Class B Shares as of Close of Business on the
Valuation  Date by the net  asset  value per share of  California  Fund  Class B
Shares as of Close of Business on the Valuation Date, and multiplying the result by the number of outstanding shares of California Insured Fund Class B Shares as of Close of Business on the Valuation Date;  (iii) the number of California Fund
Class C  Shares,  determined  by  dividing  the net  asset  value  per  share of
California  Insured Fund Class C Shares as of Close of Business on the Valuation
Date by the net asset  value per share of  California  Fund Class C Shares as of
Close of Business  on the  Valuation  Date,  and  multiplying  the result by the number of  outstanding  shares of  California  Insured Fund Class C Shares as of
Close of Business on the  Valuation  Date;  (iv) the number of  California  Fund
Class R  Shares,  determined  by  dividing  the net  asset  value  per  share of
California  Insured Fund Class R Shares as of Close of Business on the Valuation
Date by the net asset  value per share of  California  Fund Class R Shares as of
Close of Business  on the  Valuation  Date,  and  multiplying  the result by the number of  outstanding  shares of  California  Insured Fund Class R Shares as of
Close of Business on the Valuation  Date; and (v) the number of California  Fund
Institutional Class Shares, determined by dividing the net asset value per share of California Insured Fund Institutional Class Shares as of Close of Business on
the  Valuation  Date by the  net  asset  value  per  share  of  California  Fund
Institutional  Class Shares as of Close of Business on the Valuation  Date,  and
multiplying the result by the number of outstanding shares of California Insured
Fund  Institutional  Class Shares as of Close of Business on the Valuation Date.
All such values shall be  determined  in the manner and as of the time set forth in Section 2 hereof.

     (c) As soon as practicable following the Closing, Voyageur Investment Trust shall  dissolve  California  Insured Fund and  distribute pro rata to California
Insured  Fund's  shareholders  of  record  as of the  Close of  Business  on the
Valuation Date, the shares of beneficial interest of California Fund received by
California  Insured  Fund  pursuant  to this  Section  1. Such  dissolution  and distribution shall be accomplished by the establishment of accounts on the share records of California Fund of the type and in the amounts due such  shareholders pursuant  to this  Section  1 based on their  respective  holdings  of shares of
California  Insured  Fund as of the Close of  Business  on the  Valuation  Date.
Fractional shares of beneficial  interest of California Fund shall be carried to the third decimal place. Unless requested,  no certificates  representing shares of beneficial  interest of  California  Fund will be issued to  shareholders  of
California  Insured Fund Shares  irrespective of whether such  shareholders hold their shares in certificated form.

     (d) At the Closing,  each outstanding  certificate  that, prior to Closing, represented  shares of beneficial  interest of California Insured Fund, shall be cancelled and shall no longer be evidence ownership; provided, however, that the shareholders  of  California  Insured Fund holding  such  certificates  shall be entitled to  surrender  such  certificates  to the  transfer  agent for Voyageur
Mutual  Funds and request in exchange  therefor a  certificate  or  certificates representing  the number of whole shares of beneficial  interest of the class of
California  Fund  shares  into  which the  corresponding  shares  of  beneficial interest of California  Insured Fund theretofore  represented by the certificate or  certificates  so surrendered  shall have been  converted.  Certificates  for fractional shares of beneficial interest of California Fund shall not be issued, but such fractional shares shall continue to be carried by Voyageur Mutual Funds in book entry form for the account of such shareholder.

     (e) At the Closing,  each shareholder of record of California  Insured Fund as of the record  date (the  "Distribution  Record  Date")  with  respect to any unpaid  dividends  and  other  distributions  that  were  declared  prior to the
Closing,  including any dividend or  distribution  declared  pursuant to Section
9(e)  hereof,  shall  have the  right  to  receive  such  unpaid  dividends  and distributions  with respect to the shares of  California  Insured Fund that such person had on such Distribution Record Date.

     2.   Valuation

     (a) The value of  California  Insured  Fund's Net Assets to be  acquired by
California  Fund  hereunder  shall be  computed  as of Close of  Business on the
Valuation Date using the valuation  procedures  set forth in California  Insured
Fund's currently effective prospectus and statement of additional information.

     (b) The net asset value of a share of  beneficial  interest  of  California
Fund Class A Shares,  California  Fund Class B Shares,  California  Fund Class C
Shares,  California Fund Class R Shares and California Fund Institutional  Class
Shares shall be  determined to the nearest full cent as of the Close of Business on the  Valuation  Date using the valuation  procedures  set forth in California
Fund's currently effective prospectus and statement of additional information.

     (c) The net asset value of a share of  beneficial  interest  of  California
Insured Fund Class A Shares,  California Insured Fund Class B Shares, California
Insured  Fund  Class C  Shares,  California  Insured  Fund  Class R  Shares  and
California  Insured Fund  Institutional  Class Shares shall be determined to the nearest full cent as of the Close of Business on the Valuation  Date,  using the valuation  procedures  as set  forth  in  California  Insured  Fund's  currently effective prospectus and statement of additional information.

     3.   Closing and Valuation Date

     The  Valuation  Date  shall be April 8,  2005,  or such  later  date as the parties may mutually agree. The Closing shall take place at the principal office of Voyageur Mutual Funds, 2005 Market Street,  Philadelphia,  Pennsylvania 19103
at approximately  9:00 a.m. Eastern time on the first business day following the
Valuation Date.  Notwithstanding  anything herein to the contrary,  in the event that on the  Valuation  Date (a) the NYSE  shall be closed to trading or trading thereon  shall be  restricted or (b) trading or the reporting of trading on such exchange or elsewhere  shall be  disrupted so that,  in the judgment of Voyageur
Mutual Funds or Voyageur  Investment Trust,  accurate  appraisal of the value of the net assets of California  Insured Fund or California Fund is  impracticable, the Valuation Date shall be postponed until the first business day after the day when trading shall have been fully resumed  without  restriction  or disruption, reporting  shall have been  restored and accurate  appraisal of the value of the net assets of California  Insured Fund and California Fund is practicable in the judgment  of Voyageur  Mutual  Funds and  Voyageur  Investment  Trust.  Voyageur
Investment Trust shall have provided for delivery as of the Closing of those Net
Assets of California  Insured Fund to be transferred  to Voyageur  Mutual Funds'
Custodian,  Mellon Bank, N.A., One Mellon Center,  Pittsburgh,  PA 15258.  Also,
Voyageur  Investment  Trust shall deliver at the Closing a list (which may be in electronic  form) of names and  addresses of the  shareholders  of record of its
California  Insured Fund Shares, and the number of full and fractional shares of beneficial  interest of such classes owned by each such shareholder,  indicating thereon which such shares are represented by outstanding  certificates and which by book-entry  accounts,  all as of the Close of Business on the Valuation Date,
certified by its transfer  agent, or by its President or  Vice-President  to the best of their  knowledge  and  belief.  Voyageur  Mutual  Funds  shall issue and deliver a certificate or  certificates  evidencing the shares of California Fund to be delivered at the Closing to said transfer agent  registered in such manner as Voyageur  Investment Trust may request,  or provide evidence  satisfactory to
Voyageur  Investment  Trust in such  manner  as  Voyageur  Investment  Trust may request that such shares of  beneficial  interest of  California  Fund have been registered in an open account on the books of California Fund.

     4.   Representations and Warranties by Voyageur Investment Trust

          Voyageur  Investment  Trust represents and warrants to Voyageur Mutual
          Funds that:

     (a) Voyageur Investment Trust is a business trust created under the laws of the Commonwealth of Massachusetts on September 17, 1991, and is validly existing and in good standing under the laws of that  Commonwealth.  Voyageur  Investment
Trust, of which California Insured Fund is a separate series, is duly registered under the  Investment  Company  Act of 1940,  as amended  (the "1940 Act") as an open-end,  management investment company. Such registration is in full force and effect as of the date  hereof  and will be in full  force  and  effect as of the
Closing  and all of its  shares  sold have been sold  pursuant  to an  effective registration  statement  filed  under the 1933 Act,  except for any shares  sold pursuant to the private  offering  exemption for the purpose of raising  initial capital.

     (b) Voyageur Investment Trust is authorized to issue an unlimited number of shares of  beneficial  interest of California  Insured Fund,  with no par value.
Each outstanding share of California Insured Fund is validly issued, fully paid, non-assessable  and has full voting rights and,  except for any such shares sold pursuant to the  private  offering  exemption  for  purposes of raising  initial capital, is freely transferable.

     (c) The financial  statements  appearing in California  Insured Fund Annual
Report to  Shareholders  for the fiscal year ended August 31,  2004,  audited by
Ernest & Young,  LLP,  copies of which have been  delivered  to Voyageur  Mutual
Funds, and any unaudited financial statements,  copies of which may be furnished to Voyageur  Mutual Funds,  fairly present the financial  position of California
Insured Fund as of the date indicated, and the results of its operations for the period indicated,  in conformity with generally accepted  accounting  principles applied on a consistent basis.

     (d) The books and records of  California  Insured  Fund made  available  to
Voyageur  Mutual  Funds  and/or its counsel are true and correct in all material respects  and contain no material  omissions  with  respect to the  business and operations of California Insured Fund.

     (e) The  statement  of assets and  liabilities  to be furnished by Voyageur
Investment  Trust as of the  Close of  Business  on the  Valuation  Date for the
purpose of determining the number of shares of beneficial interest of California
Fund to be issued pursuant to Section 1 hereof will  accurately  reflect the Net
Assets of California Insured Fund and outstanding shares of beneficial interest, as of such date, in conformity  with generally  accepted  accounting  principles applied on a consistent basis.

     (f) At the Closing,  it will have good and  marketable  title to all of the securities  and other  assets shown on the  statement of assets and  liabilities referred to in subsection (e) above, free and clear of all liens or encumbrances of any nature  whatsoever except such restrictions as might arise under the 1933
Act with respect to privately placed or otherwise restricted  securities that it may have acquired in the ordinary course of business and such  imperfections  of title or encumbrances as do not materially  detract from the value or use of the assets subject thereto, or materially affect title thereto.

     (g) Voyageur  Investment  Trust has the  necessary  power and  authority to conduct  its  business  and the  business  of  California  Insured  Fund as such businesses are now being conducted.

     (h)  Voyageur  Investment  Trust is not a party to or  obligated  under any provision of its Agreement and  Declaration of Trust,  By-Laws,  or any material contract or any other material  commitment or obligation,  and is not subject to any order or decree that would be violated by its  execution  of or  performance under this Agreement.

     (i) Voyageur  Investment  Trust has full power and  authority to enter into and perform its  obligations  under this  Agreement,  subject to approval of the
Plan of  Reorganization  by California  Insured Fund's  shareholders.  Except as provided in the  immediately  preceding  sentence,  the execution,  delivery and performance  of this  Agreement  have  been  validly  authorized,  executed  and delivered by it, and this  Agreement  constitutes  its legal,  valid and binding obligation  enforceable  against it in accordance with its terms,  subject as to enforcement to the effect of bankruptcy, insolvency, reorganization, arrangement among  creditors,  moratorium,  fraudulent  transfer  or  conveyance,  and other similar laws of general applicability relating to or affecting creditor's rights and to general equity principles.

     (j) Neither Voyageur  Investment Trust nor California Insured Fund is under the  jurisdiction of a Court in a Title 11 or similar case within the meaning of
Section  368(a)(3)(A)  of the  Internal  Revenue  Code of 1986,  as amended (the
"Code").

     (k)  Voyageur  Investment  Trust  does not have any  unamortized  or unpaid organizational fees or expenses.

     (l) Voyageur  Investment Trust has elected to treat California Insured Fund as a regulated  investment company ("RIC") for federal income tax purposes under
Part I of  Subchapter  M of the  Code,  California  Insured  Fund is a "fund" as defined  in  Section  851(g)(2)  of the Code,  has  qualified  as a RIC for each taxable  year since its  inception  and will qualify as a RIC as of the Closing, and consummation of the transactions  contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing.

     5.   Representations and Warranties by Voyageur Mutual Funds

          Voyageur Mutual Funds  represents and warrants to Voyageur  Investment
          Trust that:

     (a) Voyageur  Mutual Funds is a statutory  trust  created under the laws of the State of Delaware on December 17, 1998, and is validly  existing and in good standing  under  the  laws  of that  State.  Voyageur  Mutual  Funds,  of  which
California  Fund is a separate series of shares,  is duly  registered  under the
1940 Act as an open-end,  management investment company, such registration is in full force and effect as of the date  hereof or will be in full force and effect as of the  Closing  and all of its  shares  sold have been sold  pursuant  to an effective registration statement filed under the 1933 Act, except for any shares sold  pursuant  to the  private  offering  exemption  for the purpose of raising initial capital.

     (b) Voyageur  Mutual Funds is  authorized  to issue an unlimited  number of shares of  beneficial  interest,  without par value,  of California  Fund.  Each outstanding share of California Fund is fully paid,  non-assessable and has full voting rights and,  except for any shares sold pursuant to the private  offering exemption for purposes of raising initial capital, is freely  transferable.  The shares of  beneficial  interest  of  California  Fund to be issued  pursuant  to
Section 1 hereof will, upon their issuance, be validly issued and fully paid and non-assessable, freely transferable and have full voting rights.

     (c) At the  Closing,  each  class  of  shares  of  beneficial  interest  of
California  Fund to be issued  pursuant to this  Agreement  will be eligible for offering to the public in those states of the United States and jurisdictions in which the corresponding class of shares of California Insured Fund are presently eligible for offering to the public, and there are an unlimited number of shares registered  under the 1933 Act such that  there is a  sufficient  number of such shares to permit the transfers contemplated by this Agreement to be consummated.

     (d) The  statement  of assets  and  liabilities  of  California  Fund to be furnished by Voyageur  Mutual Funds as of the Close of Business on the Valuation
Date for the purpose of determining the number of shares of beneficial  interest of  California  Fund to be issued  pursuant to Section 1 hereof will  accurately reflect the net assets of California Fund and  outstanding  shares of beneficial interest,  as of such date, in conformity  with  generally  accepted  accounting principles applied on a consistent basis.

     (e) At the Closing,  Voyageur  Mutual  Funds will have good and  marketable title to all of the securities and other assets shown on the statement of assets and liabilities referred to in subsection (d) above, free and clear of all liens or encumbrances of any nature whatsoever except such restrictions as might arise under the 1933 Act with  respect to  privately  placed or  otherwise  restricted securities that it may have acquired in the ordinary course of business and such imperfections  of title or  encumbrances  as do not materially  detract from the value or use of the assets subject thereto, or materially affect title thereto.

     (f) Voyageur  Mutual Funds has the necessary power and authority to conduct its business  and the business of  California  Fund as such  businesses  are now being conducted.

     (g)  Voyageur  Mutual  Funds  is not a  party  to or  obligated  under  any provision of its Agreement and  Declaration of Trust,  By-Laws,  or any material contract or any other material  commitment or obligation,  and is not subject to any order or decree that would be violated by its  execution  of or  performance under this Agreement.

     (h) Voyageur  Mutual  Funds has full power and  authority to enter into and perform its  obligations  under this  Agreement.  The  execution,  delivery  and performance  of this  Agreement  have  been  validly  authorized,  executed  and delivered by it, and this  Agreement  constitutes  its legal,  valid and binding obligation  enforceable  against it in  accordance  with its  terms,  subject to enforcement to the effect of bankruptcy, insolvency reorganization, arrangements among  creditors,  moratorium,  fraudulent  transfer  or  conveyance,  and other similar laws of general applicability  relating to or affecting creditors rights and to general equity principles.

     (i)  Neither  Voyageur  Mutual  Funds  nor  California  Fund is  under  the jurisdiction  of a Court in a Title 11 or similar  case  within  the  meaning of
Section 368(a)(3)(A) of the Code.

     (j) The books and records of  California  Fund made  available  to Voyageur
Investment  Trust  and/or  its  counsel  are true and  correct  in all  material respects  and contain no material  omissions  with  respect to the  business and operations of California Fund.

     (k)  Voyageur  Mutual  Funds  has  elected  to treat  California  Fund as a regulated  investment company ("RIC") for federal income tax purposes under Part
I of Subchapter M of the Code, California Fund is a "fund" as defined in Section
851(g)(2)  of the Code,  has  qualified as a RIC for each taxable year since its inception and will qualify as a RIC as of the Closing,  and  consummation of the transactions  contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing.

     6.   Representations  and  Warranties  by  Voyageur  Investment  Trust  and
          Voyageur Mutual Funds

     Voyageur  Investment  Trust and Voyageur  Mutual Funds each  represents and warrants to the other that:

     (a) Except as discussed in its currently effective prospectus, there are no legal,  administrative or other proceedings or investigations against it, or, to its knowledge, threatened against it, that would materially affect its financial condition or its ability to consummate  the  transactions  contemplated  by this
Agreement.  It is not charged with or, to its  knowledge,  threatened  with, any violation or  investigation  of any possible  violation of any provisions of any federal,  state or local law or regulation or administrative  ruling relating to any aspect of its business.

     (b)  There are no known  actual or  proposed  deficiency  assessments  with respect to any taxes payable by it.

     (c) It has duly and timely filed,  on behalf of California  Insured Fund or
California Fund, as appropriate,  all Tax (as defined below) returns and reports
(including  information  returns),  which  are  required  to be  filed  by  such
California  Insured Fund or  California  Fund,  and all such returns and reports accurately  state the amount of Tax owed for the periods covered by the returns, or, in the case of  information  returns,  the  amount and  character  of income required to be reported by such California  Insured Fund or California  Fund. On behalf of California  Insured Fund or California  Fund, as  appropriate,  it has paid or made  provision and properly  accounted for all Taxes (as defined below)
due or properly shown to be due on such returns and reports.  The amounts set up as provisions  for Taxes in the books and records of California  Insured Fund or
California  Fund, as  appropriate,  as of the Close of Business on the Valuation
Date will, to the extent required by generally accepted  accounting  principles, be sufficient for the payment of all Taxes of any kind,  whether  accrued,  due, absolute,  contingent  or  otherwise,  which  were or which  may be  payable  by
California  Insured Fund or California Fund, as appropriate,  for any periods or fiscal years prior to and including the Close of Business on the Valuation Date, including  all  Taxes  imposed  before or after  the  Close of  Business  on the
Valuation  Date that are  attributable  to any such  period or fiscal  year.  No return filed by it, on behalf of California  Insured Fund or California Fund, as appropriate,  is currently  being audited by the Internal  Revenue Service or by any state or local taxing authority. As used in this Agreement, "Tax" or "Taxes"
means all federal,  state,  local and foreign  (whether  imposed by a country or political subdivision or authority  thereunder) income, gross receipts,  excise, sales, use, value added, employment, franchise, profits, property, ad valorem or other  taxes,  stamp taxes and duties,  fees,  assessments  or charges,  whether payable  directly  or  by  withholding,  together  with  any  interest  and  any penalties,  additions  to tax  or  additional  amounts  imposed  by  any  taxing authority  (foreign or domestic) with respect thereto.  To its knowledge,  there are no levies, liens or encumbrances  relating to Taxes existing,  threatened or pending with  respect to the assets of  California  Insured  Fund or  California
Fund, as appropriate.

     (d) All  information  provided  to  Voyageur  Investment  Trust by Voyageur
Mutual Funds,  and by Voyageur  Investment  Trust to Voyageur Mutual Funds,  for
inclusion in, or transmittal  with, the Combined Proxy  Statement and Prospectus with respect to this Agreement  pursuant to which approval of California Insured
Fund's shareholders will be sought,  shall not contain any untrue statement of a material  fact,  or omit to state a material fact required to be stated in order to make the statements made therein,  in light of the circumstances  under which they were made, not misleading.

     (e) Except in the case of  Voyageur  Investment  Trust with  respect to the approval of California Insured Fund's shareholders of the Agreement, no consent, approval,  authorization or order of any court or governmental  authority, or of any other person or entity, is required for the consummation of the transactions contemplated by this  Agreement,  except as may be required by the 1933 Act, the
Securities  Exchange Act of 1934, as amended (the "1934 Act"),  the 1940 Act, or state securities laws or Delaware  statutory trust laws (including,  in the case of each of the foregoing, the rules and regulations thereunder).

     7.   Covenants of Voyageur Investment Trust

     (a) Voyageur  Investment  Trust covenants to operate business of California
Insured Fund as presently conducted between the date hereof and the Closing.

     (b) Voyageur  Investment Trust undertakes that California Insured Fund will not acquire the shares of beneficial interest of California Fund for the purpose of  making  distributions  thereof  other  than  to  California  Insured  Fund's shareholders.

     (c)  Voyageur  Investment  Trust  covenants  that  by the  Closing,  all of
California  Insured Fund's federal and other Tax returns and reports required by law to be filed on or before such date shall have been filed and all federal and other Taxes shown as due on said returns shall have either been paid or adequate liability reserves shall have been provided for the payment of such Taxes.

     (d) Voyageur  Investment  Trust will at the Closing provide Voyageur Mutual
Funds with:

          (1) A statement of the respective  tax basis of all  investments to be transferred by California Insured Fund to California Fund.

          (2) A copy (which may be in electronic form) of the shareholder ledger accounts  including,  without  limitation,  the name,  address and taxpayer identification  number of each shareholder of record,  the number of shares of beneficial interest held by each shareholder,  the dividend reinvestment elections  applicable to each shareholder,  and the backup  withholding and nonresident  alien withholding  certifications,  notices or records on file with California  Insured Fund with respect to each shareholder,  for all of the  shareholders  of record of California  Insured Fund's shares as of the
     Close of  Business  on the  Valuation  Date,  who are to become  holders of
     California  Fund as a result of the  transfer of assets that is the subject of this Agreement,  certified by its transfer agent or its President or its
     Vice-President to the best of their knowledge and belief.

     (e) The Board of  Trustees  of  Voyageur  Investment  Trust  shall call and
Voyageur  Investment  Trust shall hold, a Special Meeting of California  Insured
Fund's  shareholders  to consider  and vote upon this  Agreement  (the  "Special
Meeting") and Voyageur  Investment Trust shall take all other actions reasonably necessary to obtain approval of the transactions  contemplated herein.  Voyageur
Investment  Trust agrees to mail to each  shareholder of record entitled to vote at the Special Meeting at which action on this Agreement is to be considered, in sufficient time to comply with  requirements  as to notice  thereof,  a Combined
Proxy Statement and Prospectus  that complies in all material  respects with the applicable provisions of Section 14(a) of the 1934 Act, and Section 20(a) of the
1940 Act, and the rules and regulations promulgated thereunder.

     (f) Voyageur Investment Trust shall supply to Voyageur Mutual Funds, at the
Closing,  the statement of the assets and liabilities  described in Section 4(e)
of this Agreement in conformity with the requirements described in such Section.

     8.   Covenants of Voyageur Mutual Funds

     (a) Voyageur Mutual Funds covenants that the shares of beneficial  interest of  California  Fund to be issued  and  delivered  to  California  Insured  Fund pursuant to the terms of Section 1 hereof shall have been duly  authorized as of the Closing and, when so issued and  delivered,  shall be  registered  under the
1933 Act, validly issued, and fully paid and non-assessable,  and no shareholder of California Fund shall have any statutory or contractual  preemptive  right of subscription or purchase in respect thereof.

     (b) Voyageur  Mutual Funds  covenants to operate the business of California
Fund as presently conducted between the date hereof and the Closing.

     (c) Voyageur Mutual Funds covenants that by the Closing,  all of California
Fund's federal and other tax returns and reports  required by law to be filed on or before  such date shall have been filed and all federal and other taxes shown as due on said  returns  shall  have  either  been  paid or  adequate  liability reserves shall have been provided for the payment of such taxes.

     (d) Voyageur Mutual Funds shall supply to Voyageur Investment Trust, at the
Closing,  the statement of assets and  liabilities  described in Section 5(d) of this Agreement in conformity with the requirements described in such Section.

     (e) Voyageur  Mutual Funds will file with the United States  Securities and
Exchange  Commission (the  "Commission")  a Registration  Statement on Form N-14
under  the  1933 Act  ("Registration  Statement"),  relating  to the  shares  of beneficial interest of California Fund issuable hereunder, and will use its best efforts  to  provide  that such  Registration  Statement  becomes  effective  as promptly  as  practicable.  At the  time  such  Registration  Statement  becomes effective,  it (i) will  comply in all  material  respects  with the  applicable provisions  of the 1933 Act,  the 1934 Act and the 1940  Act,  and the rules and regulations  promulgated  thereunder;  and  (ii)  will  not  contain  an  untrue statement  of a material  fact or omit to state a material  fact  required to be stated therein or necessary to make the statements  therein not  misleading.  At the time the Registration Statement becomes effective, at the time of California
Insured Fund's  shareholders'  meeting,  and at the Closing,  the prospectus and statement of additional  information included in the Registration Statement will not contain an untrue  statement of a material  fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     9.   Conditions  Precedent to be Fulfilled by Voyageur Investment Trust and
          Voyageur Mutual Funds

     The obligations of Voyageur  Investment  Trust and Voyageur Mutual Funds to
effectuate  this  Agreement and the Plan of  Reorganization  hereunder  shall be subject to the following respective conditions:

     (a) That (1) all the  representations  and  warranties  of the other  party contained  herein shall be true and correct in all  material  respects as of the
Closing  with the same  effect as though  made as of and at such  date;  (2) the other party shall have performed all  obligations  required by this Agreement to be  performed  by it at or prior to the  Closing;  and (3) the other party shall have  delivered  to  such  party  a  certificate  signed  by  the  President  or
Vice-President  and by the  Secretary  or  equivalent  officer to the  foregoing effect.

     (b) That the other party shall have  delivered  to such party a copy of the resolutions  approving  this  Agreement  adopted by the other  party's  Board of
Trustees, certified by the Secretary or equivalent officer.

     (c) That the  Commission  shall  not have  issued an  unfavorable  advisory report under Section  25(b) of the 1940 Act, nor  instituted  nor  threatened to
institute   any   proceeding   seeking  to  enjoin  the   consummation   of  the
reorganization  contemplated  hereby under Section 25(c) of the 1940 Act, and no
other  legal,   administrative  or  other  proceeding  shall  be  instituted  or threatened that would materially and adversely affect the financial condition of either party or would prohibit the transactions contemplated hereby.

     (d) That this Agreement and the Plan of Reorganization and the transactions contemplated  hereby shall have been approved by the  appropriate  action of the shareholders  of California  Insured Fund at an annual or special meeting or any adjournment thereof.

     (e) That  California  Insured Fund shall have  declared a  distribution  or distributions  prior to the  Valuation  Date that,  together  with all  previous distributions, shall have the effect of distributing to its shareholders (i) all of its ordinary  income and all of its capital gain net income,  if any, for the period  from the close of its last  fiscal  year to the Close of Business on the
Valuation Date, and (ii) any undistributed  ordinary income and capital gain net income from any prior period. Capital gain net income has the meaning given such term by Section 1222(g) of the Code.

     (f) That all  required  consents of other  parties and all other  consents, orders and permits of federal,  state and local authorities  (including those of the U.S.  Securities  and Exchange  Commission  and of state Blue Sky securities authorities,  including any necessary  "no-action" positions or exemptive orders from  such  federal  and  state  authorities)  to  permit  consummation  of  the transaction  contemplated hereby shall have been obtained,  except where failure to obtain any such  consent,  order or permit would not involve risk of material adverse  effect on the assets  and  properties  of  California  Insured  Fund or
California Fund.

     (g) That prior to or at the Closing, Voyageur Investment Trust and Voyageur
Mutual Funds shall receive an opinion from Stradley  Ronon Stevens & Young,  LLP
("SRSY") to the effect that,  provided the  acquisition  contemplated  hereby is carried out in accordance  with this Agreement and in accordance  with customary representations  provided by Voyageur Investment Trust and Voyageur Mutual Funds
in certificates delivered to SRSY:

          (1) The  acquisition by California  Fund of  substantially  all of the assets and the assumption of the liabilities of California  Insured Fund in exchange solely for California Fund shares to be issued pursuant to Section
     1 hereof,  followed by the  distribution by California  Insured Fund to its
     shareholders  of  California   Fund  shares  in  complete   liquidation  of
     California  Insured  Fund,  will  qualify  as a  reorganization  within the meaning  of  Section  368(a)(1)  of  the  Code,  and  California  Fund  and
     California Insured Fund will each be a "party to the reorganization" within the meaning of Section 368(b) of the Code;

          (2) No gain or loss will be recognized by California Insured Fund upon the transfer of  substantially  all of its assets to and the  assumption of the  liabilities  by  California  Insured  Fund in exchange  solely for the voting shares of California Fund (to be issued in accordance with Section 1 hereof) under Section 361(a) and Section 357(a) of the Code;

          (3) No gain or loss will be  recognized  by  California  Fund upon the receipt by it of substantially  all of the assets and the assumption of the liabilities  of California  Insured Fund in exchange  solely for the voting shares  of  California  Fund (to be  issued in  accordance  with  Section 1 hereof) under Section 1032(a) of the Code;

          (4) No gain or loss will be recognized by California Insured Fund upon the  distribution  of  California  Fund shares to  California  Insured Fund shareholders  in  accordance  with  Section  1  hereof  in  liquidation  of
     California Insured Fund under Section 361(c)(1) of the Code;

          (5) The basis of the assets of  California  Insured  Fund  received by
     California  Fund will be the same as the basis of such assets to California
     Insured Fund immediately  prior to the exchange under Section 362(b) of the
     Code;

          (6) The  holding  period of the  assets  of  California  Insured  Fund received  by  California  Fund will  include the period  during  which such assets were held by California  Insured Fund under  Section  1223(2) of the
     Code;

          (7) No  gain  or  loss  will  be  recognized  by the  shareholders  of
     California  Insured Fund upon the  exchange of their  shares in  California
     Insured Fund for the voting shares  (including  fractional  shares to which they may be entitled) of California  Fund (to be issued in accordance  with
     Section 1 hereof) under Section 354(a) of the Code;

          (8) The basis of California Fund shares received by California Insured
     Fund shareholders in accordance with Section 1 hereof (including fractional shares to which they may be entitled)  will be the same as the basis of the
     shares  of  California   Insured  Fund  exchanged  therefor  under  Section
     358(a)(1) of the Code;

          (9) The  holding  period  of  California  Fund's  shares  received  by
     California Insured Fund's  shareholders in accordance with Section 1 hereof
     (including  fractional  shares to which they may be entitled)  will include the holding  period of  California  Insured  Fund's shares  surrendered  in exchange  therefor,  provided that California Insured Fund shares were held as a capital asset on the date of the Reorganization  under Section 1223(l)
     of the Code; and

          (10)  California  Fund will succeed to and take into account as of the
     date  of  the  transfer  (as  defined  in  Section   1.381(b)-1(b)  of  the
     regulations   issued  by  the  United  States   Treasury   (the   "Treasury
     Regulations"))  the items of California  Insured Fund  described in Section
     381(c) of the Code, subject to the conditions and limitations  specified in
     Sections 381, 382, 383 and 384 of the Code, and the Treasury Regulations.

     (h) That  Voyageur  Mutual Funds shall have received an opinion in form and
substance  reasonably   satisfactory  to  it  from  SRSY,  counsel  to  Voyageur
Investment Trust, to the effect that,  subject in all respects to the effects of bankruptcy,  insolvency,  arrangement  among creditors,  moratorium,  fraudulent transfer or conveyance, and other similar laws of general applicability relating to or affecting creditor's rights and to general equity principles:

          (1) Voyageur  Investment  Trust was created as a business  trust under the laws of the Commonwealth of Massachusetts on September 17, 1991, and is
     validly existing and in good standing under the laws of the Commonwealth of
     Massachusetts;

          (2)  Voyageur  Investment  Trust is  authorized  to issue an unlimited number of shares of  beneficial  interest,  without par value,  of Voyageur
     Investment Trust and of California Insured Fund.  Assuming that the initial shares of  beneficial  interest of  California  Insured Fund were issued in accordance  with the 1940 Act, and the Agreement and  Declaration  of Trust
     and  By-Laws  of  Voyageur  Investment  Trust,  and  that  all  other  such outstanding  shares of California  Insured Fund were sold,  issued and paid for in accordance  with the terms of California  Insured Fund prospectus in effect at the time of such sales,  each such  outstanding  share is validly issued,  fully paid,  non-assessable and has full voting rights and, except for any shares sold pursuant to the private offering exemption for purposes of raising initial capital, is freely transferable;

          (3) Voyageur  Investment Trust is an open-end,  investment  company of the management type registered as such under the 1940 Act;

          (4)  Except  as  disclosed  in  California  Insured  Fund's  currently effective  prospectus,  such counsel  does not know of any  material  suit, action, or legal or administrative proceeding pending or threatened against
     Voyageur   Investment  Trust,  the  unfavorable   outcome  of  which  would
     materially and adversely  affect  Voyageur  Investment  Trust or California
     Insured Fund;

          (5) To such counsel's knowledge, no consent,  approval,  authorization or order of any court, governmental authority or agency is required for the consummation by Voyageur Investment Trust of the transactions  contemplated by this  Agreement,  except such as have been obtained  under the 1933 Act, the 1934 Act, the 1940 Act, and Delaware  laws  (including,  in the case of each of the foregoing,  the rules and  regulations  thereunder) and such as may be required under state securities laws;

          (6) Neither the execution,  delivery nor performance of this Agreement by Voyageur  Investment  Trust  violates any provision of its Agreement and
     Declaration  of Trust,  its By-Laws,  or the provisions of any agreement or other instrument,  known to such counsel to which Voyageur Investment Trust is a party or by which Voyageur Investment Trust is otherwise bound; and

          (7) This Agreement has been validly authorized, executed and delivered by Voyageur  Investment  Trust and represents the legal,  valid and binding obligation of Voyageur Investment Trust and is enforceable against Voyageur
     Investment Trust in accordance with its terms.

     In giving the opinions  set forth above,  SRSY may state that it is relying on  certificates  of the  officers of Voyageur  Investment  Trust with regard to
matters  of  fact  and  certain   certifications   and  written   statements  of
governmental  officials with respect to the good standing of Voyageur Investment
Trust.

     (i) That Voyageur  Investment  Trust shall have received an opinion in form and  substance  reasonably  satisfactory  to it from SRSY,  counsel to  Voyageur
Mutual  Funds,  to the effect  that,  subject in all  respects to the effects of bankruptcy,  insolvency,  arrangement  among creditors,  moratorium,  fraudulent transfer or conveyance, and other similar laws of general applicability relating to or affecting creditor's rights and to general equity principles:

          (1) Voyageur  Mutual Funds was created as a statutory  trust (formerly known as a  business  trust)  under  the laws of the State of  Delaware  on
     December 17, 1998,  and is validly  existing and in good standing under the laws of the State of Delaware;

          (2) Voyageur  Mutual Funds is authorized to issue an unlimited  number of shares of  beneficial  interest,  without par value.  Assuming  that the initial  shares of beneficial  interest of  California  Fund were issued in accordance  with the 1940 Act and  Voyageur  Mutual  Funds'  Agreement  and
     Declaration  of Trust  and  By-Laws,  and that all other  such  outstanding shares of California Fund were sold, issued and paid for in accordance with the terms of  California  Fund's  prospectus  in effect at the time of such
     sales,  each  such  outstanding  share  is  validly  issued,   fully  paid,
     non-assessable  and has full voting rights and,  except for any shares sold pursuant to the private offering  exemption for purposes of raising initial capital, is freely transferable;

          (3)  Voyageur  Mutual Funds is an open-end  investment  company of the management type registered as such under the 1940 Act;

          (4) Except as  disclosed  in  California  Fund's  currently  effective prospectus,  such counsel does not know of any material  suit,  action,  or legal or administrative  proceeding  pending or threatened against Voyageur
     Mutual  Funds,  the  unfavorable  outcome  of which  would  materially  and adversely affect Voyageur Mutual Funds or California Fund;

          (5) The shares of beneficial  interest of California Fund to be issued pursuant  to the terms of Section 1 hereof have been duly  authorized  and, when issued and  delivered  as provided in this  Agreement,  will have been validly issued and fully paid and will be non-assessable by Voyageur Mutual
     Funds or California Fund, and to such counsel's  knowledge,  no shareholder has any preemptive right to subscription or purchase in respect thereof;

          (6) To such counsel's knowledge, no consent,  approval,  authorization or order of any court, governmental authority or agency is required for the consummation by Voyageur Mutual Funds of the  transactions  contemplated by this  Agreement,  except such as have been obtained under the 1933 Act, the
     1934 Act, the 1940 Act, and Delaware laws  (including,  in the case of each of the foregoing,  the rules and regulations  thereunder and such as may be required under state securities laws);

          (7) Neither the execution,  delivery nor performance of this Agreement by Voyageur  Mutual Funds  violates  any  provision  of its  Agreement  and
     Declaration  of Trust,  its By-Laws,  or the provisions of any agreement or other instrument, known to such counsel to which Voyageur Mutual Funds is a party or by which Voyageur Mutual Funds is otherwise bound; and

          (8) This Agreement has been validly authorized, executed and delivered by  Voyageur  Mutual  Funds and  represents  the legal,  valid and  binding obligation of Voyageur  Mutual Funds and is  enforceable  against  Voyageur
     Mutual Funds in accordance with its terms.

     In giving the opinions  set forth above,  SRSY may state that it is relying on  certificates of the officers of Voyageur Mutual Funds with regard to matters of fact and  certain  certifications  and  written  statements  of  governmental officials with respect to the good standing of Voyageur Mutual Funds.

     (j) That Voyageur Mutual Funds' Registration  Statement with respect to the shares of beneficial  interest of California  Fund to be delivered to California
Insured  Fund's  shareholders  in  accordance  with  Section 1 hereof shall have become  effective,  and  no  stop  order  suspending  the  effectiveness  of the
Registration  Statement or any amendment or supplement thereto,  shall have been issued  prior to the  Closing  or  shall be in  effect  at the  Closing,  and no proceedings  for the issuance of such an order shall be pending or threatened on that date.

     (k) That  the  shares  of  beneficial  interest  of  California  Fund to be delivered  in  accordance  with  Section 1 hereof  shall be eligible for sale by
Voyageur  Mutual  Funds with each  state  commission  or agency  with which such eligibility  is required in order to permit the shares  lawfully to be delivered to each California Insured Fund shareholder.

     (l) That at the Closing, Voyageur Investment Trust, on behalf of California
Insured Fund,  transfers to California  Fund  aggregate Net Assets of California
Insured  Fund  comprising  at least  90% in fair  market  value of the total net assets and 70% in fair market  value of the total gross  assets  recorded on the books of California Insured Fund at the Close of Business on the Valuation Date.

     10.  Fees and Expenses; Other Agreements

     (a) The expenses of entering  into and carrying out the  provisions of this
Agreement,  whether  or not  consummated,  shall be borne  33.33% by  California
Insured  Fund;  33.33% by  California  Fund;  and 33.34% by Delaware  Management
Company, a series of Delaware Management Business Trust.

     (b) Any other provision of this Agreement to the contrary  notwithstanding, any liability of Voyageur  Investment Trust under this Agreement with respect to any series of Voyageur  Investment Trust, or in connection with the transactions contemplated  herein with  respect to any series of Voyageur  Investment  Trust, shall be discharged only out of the assets of that series of Voyageur Investment
Trust,  and no other  series of Voyageur  Investment  Trust shall be liable with respect thereto.

     (c) Any other provision of this Agreement to the contrary  notwithstanding, any liability of Voyageur  Mutual Funds under this Agreement with respect to any series  of  Voyageur  Mutual  Funds,  or in  connection  with  the  transactions contemplated  herein with respect to any series of Voyageur Mutual Funds,  shall be  discharged  only out of the assets of that series of Voyageur  Mutual Funds, and no other  series of  Voyageur  Mutual  Funds  shall be liable  with  respect thereto.

     11.  Termination; Waiver; Order

     (a) Anything  contained in this Agreement to the contrary  notwithstanding, this Agreement may be terminated and the Plan of Reorganization abandoned at any time (whether before or after adoption thereof by the shareholders of California
Insured Fund) prior to the Closing as follows:

          (1) by mutual consent of Voyageur Investment Trust and Voyageur Mutual
     Funds;

          (2) by  Voyageur  Mutual  Funds  if  any  condition  precedent  to its obligations  set  forth in  Section 9 has not been  fulfilled  or waived by
     Voyageur Mutual Funds; or

          (3) by Voyageur  Investment  Trust if any  condition  precedent to its obligations  set  forth in  Section 9 has not been  fulfilled  or waived by
     Voyageur Investment Trust.

     (b) If the  transactions  contemplated  by this  Agreement  have  not  been consummated by December 31, 2005, this Agreement shall  automatically  terminate on that date, unless a later date is agreed to by both Voyageur Investment Trust and Voyageur Mutual Funds.

     (c)  In  the  event  of  termination  of  this  Agreement  pursuant  to the provisions  hereof,  the same shall become void and have no further effect,  and there shall not be any liability on the part of either Voyageur Investment Trust or Voyageur Mutual Funds or persons who are their trustees,  officers, agents or shareholders in respect of this Agreement.

     (d) At any time prior to the  Closing,  any of the terms or  conditions  of this  Agreement may be waived by either  Voyageur  Investment  Trust or Voyageur
Mutual Funds, respectively (whichever is entitled to the benefit thereof).

     (e) The respective  representations,  warranties and covenants contained in
Sections 4-8 hereof shall expire with, and be terminated by, the consummation of the Plan of Reorganization,  and neither Voyageur  Investment Trust nor Voyageur
Mutual  Funds,  nor  any of  their  officers,  directors,  trustees,  agents  or shareholders  shall have any liability with respect to such  representations  or warranties  after the  Closing.  This  provision  shall not protect any officer, director, trustee, agent or shareholder of Voyageur Investment Trust or Voyageur
Mutual  Funds  against  any  liability  to the entity  for which  that  officer, trustee,  agent or  shareholder  so acts or to its  shareholders  to which  that officer,  trustee,  agent or shareholder would otherwise be subject by reason of willful  misfeasance,  bad faith,  gross negligence or reckless disregard of the duties in the conduct of such office.

     (f) If any order or orders of the Commission with respect to this Agreement shall be issued  prior to the Closing and shall  impose any terms or  conditions that are  determined  by action of the Board of Trustees of Voyageur  Investment
Trust or the Board of Trustees of Voyageur  Mutual Funds to be acceptable,  such terms and  conditions  shall be binding as if a part of this  Agreement  without further vote or approval of the shareholders of California  Insured Fund, unless such  further  vote is required by  applicable  law or by mutual  consent of the parties.

     12.  Liability of Voyageur Mutual Funds and Voyageur Investment Trust

     (a) Each party  acknowledges  and agrees that all  obligations  of Voyageur
Mutual Funds under this  Agreement  are binding only with respect to  California
Fund;  that any  liability of Voyageur  Mutual Funds under this  Agreement  with respect to California Fund, or in connection with the transactions  contemplated herein with respect to  California  Fund,  shall be  discharged  only out of the assets of California  Fund;  that no other series of Voyageur Mutual Funds shall be liable with respect to this Agreement or in connection with the  transactions contemplated  herein; and that neither Voyageur  Investment Trust nor California
Insured Fund shall seek  satisfaction  of any such  obligation or liability from the shareholders of Voyageur Mutual Funds, the directors, officers, employees or agents of Voyageur Mutual Funds, or any of them.

     (b) Each party  acknowledges  and agrees that all  obligations  of Voyageur
Investment  Trust  under  this  Agreement  are  binding  only  with  respect  to
California  Insured Fund; that any liability of Voyageur  Investment Trust under this  Agreement with respect to California  Insured Fund, or in connection  with the transactions  contemplated  herein with respect to California  Insured Fund, shall be discharged  only out of the assets of California  Insured Fund; that no other series of Voyageur  Investment  Trust shall be liable with respect to this
Agreement or in connection with the transactions  contemplated  herein; and that neither Voyageur Mutual Funds nor California Fund shall seek satisfaction of any such obligation or liability from the shareholders of Voyageur Investment Trust, the trustees, officers, employees or agents of Voyageur Investment Trust, or any of them.

     13.  Final Tax Returns and Forms 1099 of California Insured Fund

     (a) After the Closing,  Voyageur  Investment Trust shall or shall cause its agents to prepare any federal,  state or local Tax returns,  including any Forms
1099,  required  to be  filed by  Voyageur  Investment  Trust  with  respect  to
California   Insured   Fund's  final  taxable  year  ending  with  its  complete
liquidation  and for any prior  periods or taxable years and shall further cause such Tax  returns  and Forms 1099 to be duly filed with the  appropriate  taxing authorities.

     (b)  Notwithstanding  the  provisions  of  Section 1 hereof,  any  expenses incurred by Voyageur Investment Trust or California Insured Fund (other than for payment  of Taxes) in  connection  with the  preparation  and filing of said Tax returns and Forms 1099 after the Closing,  shall be borne by California  Insured
Fund to the  extent  such  expenses  have been or should  have been  accrued  by
California  Insured Fund in the ordinary  course  without  regard to the Plan of
Reorganization  contemplated  by this  Agreement;  any excess  expenses shall be borne by Delaware  Management  Company, a series of Delaware Management Business
Trust at the time such Tax returns and Forms 1099 are prepared.

     14.  Cooperation and Exchange of Information

     Voyageur Mutual Funds and Voyageur Investment Trust will provide each other and their  respective  representatives  with such cooperation and information as either of them  reasonably  may request of the other in filing any Tax  returns, amended return or claim for refund, determining a liability for Taxes or a right to a refund  of Taxes  or  participating  in or  conducting  any  audit or other proceeding  in respect  of Taxes.  Each party or their  respective  agents  will retain  for a  period  of six (6)  years  following  the  Closing  all  returns, schedules and work papers and all material  records or other documents  relating to Tax matters of California  Insured Fund and  California  Fund for its taxable period first ending after the Closing and for all prior taxable periods.

     15.  Entire Agreement and Amendments

     This Agreement  embodies the entire Agreement between the parties and there are no  agreements,  understandings,  restrictions,  or  warranties  between the parties other than those set forth herein or herein provided for. This Agreement may be amended  only by mutual  consent of the parties in writing.  Neither this
Agreement  nor any  interest  herein may be assigned  without the prior  written consent of the other party.

     16.  Counterparts

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an  original,  but all such  counterparts  together  shall constitute but one instrument.

     17.  Notices

     Any notice,  report,  or demand  required or permitted by any  provision of this  Agreement  shall be in  writing  and shall be deemed to have been given if delivered  or  mailed,  first  class  postage  prepaid,  addressed  to  Voyageur
Investment  Trust or Voyageur Mutual Funds at 2005 Market Street,  Philadelphia,
PA 19103, Attention: Secretary.

     18.  Governing Law

     This Agreement  shall be governed by and carried out in accordance with the laws of the State of Delaware.

     19.  Effect of Facsimile Signature

     A facsimile  signature of an  authorized  officer of a party hereto on this
Agreement and/or any transfer document shall have the same effect as if executed in the original by such officer.

     IN WITNESS  WHEREOF,  Voyageur  Investment  Trust and Voyageur Mutual Funds
have each caused this Agreement and Plan of Reorganization to be executed on its behalf by its duly authorized  officers,  all as of the day and year first-above written.

                           Voyageur Investment Trust, on behalf of the
                           Delaware Tax-Free California Insured Fund

                           /s/Michael P. Bishof
                           By:    Michael P. Bishof
                           Title: Senior Vice President/Chief Financial Officer

                           Voyageur Mutual Funds, on behalf of the
                           Delaware Tax-Free California Fund

                           /s/Michael P. Bishof
                           By:    Michael P. Bishof
                           Title: Senior Vice President/Chief Financial Officer